UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2010

eResearchTechnology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-29100	22-3264604
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1818 Market Street, Philadelphia, PA	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 215-972-0420

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 21, 2010, eResearchTechnology, Inc. (“ERT”) issued a press release announcing that the effective date of the previously announced retirement of Michael J. McKelvey, M.A., Ph.D., its President and CEO, was December 21, 2010 (the “Retirement Date”). Effective on the Retirement Date, Dr. McKelvey resigned from his positions as President and Chief Executive Officer and a director of ERT and each of its subsidiaries. At a meeting on December 17, 2010, ERT’s board of directors, upon the recommendation of its Governance and Nominating Committee, elected Joel Morganroth, M.D., currently ERT’s Chairman and Chief Scientific Officer, as President and CEO on an interim basis effective on the Retirement Date, without additional compensation, pending completion of ERT’s ongoing search for a replacement for Dr. McKelvey. Dr. Morganroth has served as the Chairman of ERT’s Board of Directors since 1999, a director since 1997 and as Chief Scientific Officer since April 2006. He previously served as ERT’s Chief Executive Officer from 1993 to March 2001, and also has consulted for ERT since 1977. For additional information about Dr. Morganroth and his consulting arrangements with ERT, see the disclosure under “Election of Directors” and “Related Party Transactions” in ERT’s proxy statement filed with the Securities and Exchange Commission on March 5, 2010.

ERT and Dr. McKelvey entered into a Retirement Agreement on December 21, 2010 reflecting the ERT board of directors’ previously announced determination to provide Dr. McKelvey with a retirement bonus equal to one year’s base salary plus a pro-rated bonus for 2010 through and including his Retirement Date, together with continuation of benefits for a period of one year after the Retirement Date. In addition, Dr. McKelvey remains entitled, for a period of three months after the Retirement Date, to exercise any stock options previously granted to him that are exercisable as of the Retirement Date, subject to and in accordance with the provisions of ERT’s Amended and Restated 2003 Equity Incentive Plan, as amended. The Agreement also included a customary general release by Dr. McKelvey and an acknowledgment by him that certain restrictive covenants from his employment agreement with ERT dated June 23, 2006, as amended effective March 17, 2010, survived termination of employment.

A copy of the press release is filed herewith as Exhibit 99.1 and incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.1 Press release dated December 21, 2010 of eResearchTechnology, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eResearchTechnology, Inc. (Registrant)

Date: December 21, 2010	By:	/s/ Keith D. Schneck

Keith D. Schneck, Executive Vice President, Chief Financial Officer and Secretary